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11 March 2005

Cornwall

STODART

LAWYERS

HAND DELIVERY

Sophie Purser

Solicitor

Phillips Fox

120 Collins Street

Melbourne VIC 3001

Dear Madam

PROPOSED TAKEOVER BY EMPIRE ENERGY CORPORATION INTERNATIONAL FOR GREAT SOUTH LAND MINERALS LTD.

We refer to the Bidder’s Statement from Empire Energy Corporation International sent to Great South Land Minerals Ltd. on 4 March 2005.

Pursuant to Section 633(1) of the Corporations Act 2001, we enclose Target’s Statement and accompanying report from Great South Land Minerals Ltd.

Yours faithfully

CORNWALL STODART

Enclosure

THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR IMMEDIATE ATTENTION.

IF YOU ARE IN ANY DOUBT AS TO HOW YOU SHOULD ACT, YOU SHOULD CONTACT YOUR PROFESSIONAL ADVISERS IMMEDIATELY.

TARGET’S STATEMENT

by

GREAT SOUTH LAND MINERALS LTD.

ACN 068 650 386

In relation to the off market takeover bid made by Empire Energy Corporation International for all ordinary shares in Great South Land Minerals Ltd.

THE INDEPENDENT DIRECTORS OF GREAT SOUTH LAND MINERALS LTD.  RECOMMEND THAT, IN THE ABSENCE OF A HIGHER OFFER, YOU ACCEPT THE OFFER BY EMPIRE ENERGY CORPORATION INTERNATIONAL

IMPORTANT NOTES

WHAT THIS DOCUMENT IS

This Target’s Statement is dated 11 March 2005.  It is issued by Great South Land Minerals Ltd.  under Part 6.5 of the Corporations Act in response to the Bidder’s Statement and Offer issued by Empire Energy Corporation International dated 4 March 2005.  You should read this Target’s Statement in its entirety.

DEFINITIONS

Words and phrases which are used in this Target’s Statement and which are not otherwise defined, have their meanings set out in section 6 below.

WHAT THIS DOCUMENT DOES NOT DO

This Target’s Statement does not take into account the particular investment objectives, financial situation or needs of a GSLM Shareholder.  You may wish to seek independent financial and taxation advice before making a decision as to whether or not to accept the Offer.

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

This Target’s Statement and the documents accompanying it may contain forward looking statements.  You should be aware that such statements are only predictions and are subject to inherent risks and uncertainties.  Actual events or results may differ materially from the events or results expressed or implied in any forward looking statements and such deviations are both normal and to be expected.  Neither GSLM, nor any of its officers, nor any person named in this Target’s Statement or in any document accompanying it makes any representation or warranty (either express or implied) as to the accuracy or likelihood of fulfilment of any forward looking statement, or any events or results expressed or implied in any forward looking statement, and you are cautioned not to place any undue reliance on those statements.  Some of the risks which may affect the accuracy of any forward looking statements are described or referred to in section 3.5 of this Target’s Statement.  You should consider these risks carefully.

The forward looking statements in this Target’s Statement and the documents accompanying it reflect views held only as at the date of this Target’s Statement or the date of the documents (as applicable).

LODGMENT WITH ASIC

A copy of this Target’s Statement has been lodged with ASIC.  Neither ASIC nor any of its officers take any responsibility for the contents of this Target’s Statement.

IF YOU REQUIRE FURTHER INFORMATION

GSLM has established a GSLM Shareholder information line which GSLM Shareholders may call between 9:00 am and 5:00 pm (Hobart time) on business days if they have any questions in relation to the Offer.  The telephone number is +613 6234 5908 and please ask for Rod Tabor.

IMPORTANT DATES AND TIMES

Date of Bidder’s Statement

4 March 2005

Date of Offer

4 March 2005

Date of this Target’s Statement

11 March 2005

Closing time and date of the Offer*

5:00 pm on 7 April 2005 (Salt Lake City, USA

time), equivalent to 12:00 pm on 8 April 2005
(AEST)

Unless the Offer is withdrawn in accordance with section 652B of the Corporations Act or extended by EEGC.

LETTER FROM YOUR CHAIRMAN

Dear Shareholder

On 4 March 2005, EEGC served a Bidder’s Statement on GSLM in relation to a takeover offer for all your fully paid ordinary shares in GSLM (on issue at 9:00 am on 4 March 2005 (AEST)).

As you may know, GSLM and EEGC began merger discussions in 2002.  This culminated in the signing by GSLM and EEGC of a Letter of Intent on 9 July 2002.  The Letter of Intent sets out, in general terms, a proposed form of merger between GSLM and EEGC.  In pursuance of the Letter of Intent, I was appointed to the board of EEGC on 4 June 2004.

You will have already received the Bidder’s Statement from EEGC containing details of the Offer.  Under the terms of the Offer, you are offered 1 EEGC Share in exchange for every 1 GSLM Share you hold.  This means that if you accept the Offer and the conditions which attach to the Offer are satisfied, you will become a shareholder of EEGC and cease to be a GSLM shareholder.

EEGC is a US Company, domiciled in the State of Nevada.  Its class A common stock is quoted on the Over the Counter Bulletin Board in the United States.  The OTCBB is not a stock exchange.  It is a facility that enables buyers and sellers of EEGC stock to conduct an independent sale (i.e. as between themselves) and enables other trading information in relation to a stock to be obtained.

This Target’s Statement sets out GSLM’s response to the Offer and this letter is written to you on behalf of your Independent Directors.  As I am a director of EEGC, I will not be making a recommendation to you in relation to the Offer.

Your Independent Directors have engaged PKF Corporate Advisory Services (Vic) Pty Ltd to provide an independent expert report as to the fairness and reasonableness of the Offer.  The Report is contained in Annexure B and you should read it in its entirety.  In summary, in the opinion of PKF Corporate, the Offer is both fair and reasonable.

After considering the Offer and the report of PKF Corporate and the potential future for GSLM should it not merge with EEGC, the Independent Directors recommend that you accept the Offer, in the absence of any higher offer.  In making their recommendations, each of the Independent Directors has emphasised the following factors (which are more specifically described in section 2 below):

(a)

SEL 13/98, GSLM’s exploration licence, is the key asset of GSLM and, accordingly, is critical to GSLM’s future operations;

(b)

the licence imposes a cumulative capital expenditure requirement on GSLM of A$21,500,000 over the 5 year life of the licence; the deadline for meeting the first expenditure requirement is imminent (A$5,341,000 by 30 September 2005, with a mandatory expenditure of at least A$4,272,800 by that date); if there is a shortfall in GSLM’s mandatory capital expenditure, in any year, the licence will be revoked;

(c)

the Independent Directors do not believe GSLM has or will have the ability to secure funding in its own right of the order required and in the time required to meet its capita! expenditure requirements as they arise;

(d)

if the proposed merger with EEGC proceeds, the Independent Directors believe GSLM’s prospects for raising capital are improved (including, as a consequence of EEGC being an OTCBB company).

All Directors have accepted the Offer in respect of GSLM Shares which they control.

This Target’s Statement contains further information to assist you in determining whether to accept the Offer, including more detailed reasons for the recommendations of the Independent Directors.  It also contains other information required by the Corporations Act.  Please read these materials in their entirety and consult your professional advisers if you have any questions.  In particular, the tax implications for GSLM Shareholders who accept the Offer are dependant on a number of factors and you should read section 11 of the Bidder’s Statement and section 3.5(b) of this Target’s Statement carefully.  You should consult your professional tax adviser before making any decision on whether or not to accept the Offer.

One of the conditions attaching to EEGC’s Offer is that GSLM Shareholders having more than 50% of the share capital in GSLM must accept the Offer.  As at the date of this Target’s Statement, GSLM has been informed by GSLM Shareholders representing approximately 51.5% of the issued share capital of GSLM that they have accepted the Offer.

As set out in the Bidder’s Statement, unless the Offer is withdrawn in accordance with section 652B of the Corporations Act or extended by EEGC, the Offer is scheduled to close at 5:00 pm on 7 April 2005 (Salt Lake City, USA time), which is equivalent to 12:00 pm on 8 April 2005 (AEST).  GSLM Shareholders wishing to accept the Offer should do so by that date.

Yours sincerely,

M.R. Bendall, Chairman

Great South Land Minerals Ltd.

TABLE OF CONTENTS

1

SUMMARY OF THE TERMS OF THE OFFER

2

DIRECTORS’ RECOMMENDATIONS

3

OTHER MATTERS FOR GSLM SHAREHOLDERS TO CONSIDER

4

ALTERNATIVES AVAILABLE TO GSLM SHAREHOLDERS

5

ADDITIONAL INFORMATION

6

DEFINITIONS AND INTERPRETATION

7

AUTHORISATION

SUMMARY OF THE TERMS OF THE OFFER

1.1

Outline of Offer

On 4 March 2005, EEGC served on GSLM a copy of the Bidder’s Statement which contains the terms of the Offer to GSLM Shareholders.  EEGC sent the Bidder’s Statement to GSLM Shareholders by 8 March 2005.

A summary of the Offer is set out in this section.  You should refer to section 13 of the Bidder’s Statement for further information on the terms of the Offer.

1.2

Consideration payable to GSLM Shareholders who accept the Offer

EEGC has offered to acquire all GSLM Shares on issue by offering GSLM Shareholders 1 EEGC Share in exchange for every 1 GSLM Share held by you.

You may only accept the Offer in respect of all GSLM Shares you hold.  Partial acceptance of the Offer by a GSLM Shareholder is not permitted.

1.3

Conditions

The Offer is subject to certain conditions which are set out in section 13.9 of the Bidder’s Statement.  These are summarised as follows:

(a)

GSLM Shareholders having more than 50% of the share capital in GSLM must accept the Offer;

(b)

GSLM does not suffer any material adverse change in relation to it or its business between the date of the Offer (being 4 March 2005) and the date of closing of the Offer (being 5:00 pm on 7 April 2005 (Salt Lake City, USA time), which is equivalent to 12:00 pm on 8 April 2005 (AEST), subject to variation in accordance with the Corporations Act) and GSLM is free from any material pending or threatened litigation, claims or contingent liabilities, other than as disclosed in GSLM’s financial statements for the financial year ended 30 June 2004;

(c)

GSLM must be, at the close of the Offer, a company in good standing in Tasmania and must be duly qualified to do business in those jurisdictions which require such qualification;

(d)

the proposed transaction does not violate the terms and conditions of the petroleum licence held by GSLM known as SEL 13/98 and the licence must be in good standing at the date of closing of the Offer; and

(e)

GSLM does not suffer an insolvency event during the period from the date of the Bidder’s Statement to the end of the Offer Period, including, the appointment   of a receiver, receiver and manager, administrator or liquidator.

The conditions set out above are conditions subsequent.  This means that although a contract may be formed consequent on your acceptance of the Offer, EEGC may, by written notice to you, rescind the contract if any of the conditions are not met (but only up to the end of the Offer Period).

Under section 630 of the Corporations Act, EEGC must give a notice to GSLM on the status of the conditions not more than 14 days and not less than 7 days before the end of the Offer Period.  EEGC has indicated in its Bidder’s Statement the date on which it intends to give that notice is 30 March 2005.  This date may be extended under the Corporations Act if the Offer Period is extended.

1.4

Offer Period

Unless the Offer is withdrawn in accordance with section 652B of the Corporations Act or extended by EEGC, it will remain open for acceptance from 4 March 2005 to 5:00 pm on 7 April 2005 (Salt Lake City, USA time), which is equivalent to 12:00 pm on 8 April 2005 (AEST).  This means for GSLM Shareholders who are in Australia and who want to accept the Offer, that they must have submitted their acceptances, allowing sufficient time for them to be received by EEGC’s transfer agent, before 12:00 pm on 8 April 2005 (AEST).

EEGC must extend the Offer Period if, within the last 7 days of the Offer Period:

(a)

EEGC improves the consideration under the Offer; or

(b)

EEGC’s voting power in GSLM increases to more than 50%.

If either of the events in (a) and (b) above occurs, the Offer Period will be extended so that it ends 14 days after the occurrence of that event.

EEGC may (but is not obliged to) extend the Offer Period at any time before the end of the Offer Period.

1.5

Withdrawal of Offer

The Offer may only be withdrawn in accordance with section 652B of the Corporations Act, which requires the written consent of ASIC (which may be given subject to conditions).  EEGC has stated in its Bidder’s Statement that if the Offer is withdrawn and subject to EEGC obtaining the consent of ASIC, EEGC will give notice of the withdrawal of the Offer to GSLM and to GSLM Shareholders.  If EEGC withdraws the Offer, any acceptance of the Offer by GSLM Shareholders will be void and GSLM Shareholders will remain the holders of their GSLM Shares.

1.6

Withdrawal of Acceptance

Once a GSLM Shareholder accepts the Offer, the acceptance may not be withdrawn and will be binding on the GSLM Shareholder unless EEGC withdraws the Offer in accordance with section 652B of the Corporations Act (in which case, as described in section 1.5 above any acceptance of the Offer by GSLM Shareholders will be void).

1.7

Receiving EEGC Shares

Under the Offer and subject to you providing all documentation required by EEGC relative to your holding of the GSLM Shares at the time you accept the Offer (and assuming you validly accept) and assuming all the conditions of the Offer have been met, you will be issued with EEGC Shares in exchange for the transfer of your GSLM Shares to EEGC within 3 days of the close of the Offer (being 5:00 pm on 10 April 2005 (Salt Lake City, USA time), which is equivalent to 12:00 pm on 11 April 2005 (AEST), or such other date as extended in accordance with the Corporations Act).

1.8

Compulsory Acquisition

Under Part 6A.1 of the Corporations Act, EEGC will be entitled to compulsorily acquire any GSLM Shares on issue in respect of which it has not received an acceptance of the Offer, on the same terms as the Offer, if during or at the end of the Offer Period, EEGC (together with its associates) has a relevant interest in at least 90% (by number) of the GSLM Shares on issue.

If this threshold is met, EEGC will have one month from the end of the Offer Period within which to give the compulsory acquisition notices to GSLM Shareholders who have not accepted the Offer.  GSLM Shareholders may challenge compulsory acquisition of their GSLM Shares, but this will require the relevant GSLM Shareholders to establish to the satisfaction of the court that the terms of the Offer do not represent fair value for the GSLM Shares.

If the GSLM Shares are compulsorily acquired from a GSLM Shareholder in accordance with the provisions of Part 6A.1 of the Corporations Act, the relevant GSLM Shareholder will receive the EEGC Shares (i.e. 1 EEGC Share for 1 GSLM Share) to which it is entitled as a consequence, later than other GSLM Shareholders who accept the Offer.

EEGC has indicated in its Bidder’s Statement that it intends to exercise its compulsory acquisition rights if it becomes entitled to those rights.

1.9

Intention of Bidder relative to GSLM

EEGC has indicated in its Bidder’s Statement that subject to the completion of a review of GSLM’s operations, its intention for GSLM post merger is to “continue to operate [the GSLM business] in much the same manner [as it currently operates] following the completion of the merger”.

EEGC has indicated that it will review the dividend policies of GSLM but does not anticipate any dividends being paid by GSLM in the foreseeable future.  This reflects the board’s current dividend policy.

DIRECTORS’ RECOMMENDATIONS

2.1

Recommendations

Your Independent Directors being David Tanner, Clive Burrett, Stephen Powell, Phillip Simpson and Richard Watson recommend that you accept the Offer, in the absence of a higher offer.

Malcolm Bendall did not consider it appropriate to make a recommendation in relation to the Offer because he is a director of EEGC.  Therefore, he makes no recommendation in relation to the Offer.

2.2

Reasons for Directors’ Recommendations

David Tanner, Clive Burrett, Stephen Powell, Phillip Simpson and Richard Watson recommend that you accept the Offer, in the absence of a higher offer, for the following reasons:

(a)

Access to Additional Funding

SEL 13/98, GSLM’s exploration licence (the licence), imposes a cumulative capital expenditure requirement on GSLM of A$21,500,000 over the 5 year life of the licence.  If there is a shortfall in GSLM’s mandatory capital expenditure, in any year, its exploration licence will be revoked.

The following capital raising activities have been undertaken or are proposed by GSLM:

(i)

In July 2002, GSLM sought to raise A$5,000,000 by way of public offer of new shares in GSLM, with the funds raised to be deployed in meeting GSLM’s working capital and expenditure requirements.  An amount of A$1,139,200 before costs was raised from the public offering;

(ii)

Since 1 July 2003, GSLM’s working capital requirements have been advanced to GSLM by an entity associated with Malcolm Bendall and from EEGC.  At the date of this Target’s Statement the respective amounts advanced are A$957,545.81 and A$579,448.27.  The terms and conditions of the advances made by EEGC are described in section 2.2(f) below;

(iii)

A number of GSLM Shareholders, who hold in excess of 2,000,000 GSLM Shares, have expressed a willingness to sell their GSLM Shares to other investors at a discounted price, and then to lend the proceeds of the sales to GSLM at an interest rate of 12% per annum.  To date, A$30,000 has been lent to GSLM on this basis;

(iv)

In the Directors’ Financial Report for the year ended 30 June 2004, a copy of which has previously been sent to GSLM Shareholders, certain other actual or potential capital raising activities of GSLM are described.

After considering the opportunity for further additional funding of GSLM, both formal and informal, the Directors do not consider that GSLM has the ability currently or will have the ability in the foreseeable future to secure funding in its own right of the order required and in the time required to meet its capital expenditure requirements including to meet its capital expenditure requirements under the licence as they arise.  In particular:

(v)

the deadline for meeting the first capital expenditure requirement under the licence is imminent - A$5,341,000 by 30 September 2005: with a mandatory expenditure of at least A$4,272,800 by that date: and

(vi)

as to the sources of funding described in section 2.2(a)(ii) above (which have been GSLM’s sources of working capital since 1 July 2003):

(a)

if the merger does not proceed, EEGC will require repayment of the advances it has made (as described in section 2.2(f) below), and will not make any further advances to GSLM; and

(b)

Malcolm Bendall (or an entity associated with him) will not be a viable source of further funding for GSLM.

In its Bidder’s Statement, EEGC indicates and, GSLM, through its own enquiries understands that:

(vii)

EEGC has no current trading activities;

(viii)

EEGC has assets of approximately US$50,000 and liabilities of approximately US$925,000;

(ix)

EEGC’s sole activity, if the merger is completed, will be to seek to raise funds to be deployed by EEGC in meeting GSLM’s capital expenditure requirements;

(x)

EEGC has issued convertible debentures to HEM Mutual Assurance LLC (a Minnesota company) (HEM) to the value of US$1,000,000.  An amount of US$500,000 has already been advanced by HEM to EEGC against certain of these debentures of which US$291,399.02 has been, in turn, advanced by EEGC to GSLM.  These monies form part of the total A$579,448.27 advanced by EEGC to GSLM as described in section 2.2(f) below.

EEGC is entitled to call on HEM to advance a further US$500,000.  The debentures and other arrangements between HEM, EEGC and GSLM are described in section 3.5.1 of the Bidder’s Statement.  Because the arrangements with HEM are complicated, the Independent Directors have undertaken their own review of the relevant documents and a summary of the HEM arrangements is set out in Annexure A.  However, this summary is qualified by and is to be read subject to the detailed information in section 3.5.1 of the Bidder’s Statement.

GSLM Shareholders should have particular regard to the various conversion mechanisms built into the debentures and the possible dilution risks (consequent on conversions) which are described in section 10.2.1 of the Bidder’s Statement;

(xi)

in December 2004, EEGC entered into an Investment Agreement authorising the issue of 5 million shares of EEGC common stock at a price of US$0.10 per share.  GSLM understands that US$498,000 has been raised by EEGC under this agreement.  The details are described in section 4.4 of the Bidder’s Statement;

(xii)

there are certain other potential sources of funding described in section 3.5.2 of the Bidder’s Statement which EEGC intends to pursue if the merger is successful.

In the Directors’ Financial Report for the year ended 30 June 2004, certain other actual or potential capital raising activities of EEGC are identified.  As these other activities are not disclosed in the Bidder’s Statement, the Independent Directors have not taken these into consideration in making their recommendations to you.

The board of GSLM has been and continues to actively seek funding.  However, by the proposed merger, the Independent Directors believe there is the increased potential of access to additional funding including as a consequence of EEGC being quoted on the OTCBB.  Additional funding is required to meet the licence and other capital requirements of GSLM.

(b)

Greater Liquidity in New EEGC Shares

As an unlisted Australian public company, there is limited ability for GSLM Shareholders to trade in GSLM Shares.  As such, GSLM Shareholders may experience difficulty in buying or selling GSLM Shares as there is no ready market for those shares.  Under the Offer, GSLM Shareholders who accept the Offer will receive 1 EEGC Share for every 1 GSLM Share they hold.  Subject to certain restrictions which may affect certain GSLM Shareholders (which restrictions are described in section 4.8 of the Bidder’s Statement), the EEGC Shares will be tradeable using the OTCBB.

You should review section 4.8 of the Bidder’s Statement carefully to ascertain whether or not the restrictions apply to you.  If you are in any doubt, you should seek advice from your professional advisers.

(c)

Independent Expert’s Opinion

The independent expert, PKF Corporate, engaged by the Independent Directors to provide a report as to whether the Offer is fair and reasonable in accordance with section 640 of the Corporations Act, has concluded that, in its opinion, the Offer is both fair and reasonable.

In particular, PKF Corporate has assessed the value of:

(i)

the Offer to be in the range of A$0.27 to A$0.36 per GSLM Share (undiluted) and in the range of A$0.26 to A$0.35 per GSLM Share (fully diluted); and

(ii)

a GSLM Share to be in the range of A$0.12 to A$0.23 (on both an undiluted and a fully diluted basis).

It is noted by PKF Corporate that the assessed value of a GSLM Share is below the underlying value of a GSLM Share (on a net assets basis).  The latter value is based on the value of GSLM’s licence.  However, it is also noted by PKF Corporate that the licence will be revoked if certain capital expenditure requirements are not met (which requirements are described above); GSLM does not have funds and the only way that the value of GSLM’s licence may be realised is through the raising of funds.  In these circumstances, PKF Corporate has assessed the value of a GSLM Share based on recent trades in GSLM Shares, adjusted for a control premium, and not on a net assets basis.

PKF Corporate has also indicated that, in its opinion, the Offer enhances the prospects of raising funds and, potentially, for GSLM Shareholders (who become EEGC shareholders) to realise the underlying value of the EEGC Shares they become entitled to after the proposed merger.

A copy of PKF Corporate’s Report is Annexure B and you should read it in its entirety.

(d)

Comparative rights of GSLM Shareholders in EEGC

GSLM Shareholders are bound by the terms of GSLM’s constitution and the Corporations Act.  If GSLM Shareholders accept the Offer and the conditions are satisfied, they will become shareholders of EEGC.  They will cease to be bound by GSLM’s constitution and the Corporations Act and, instead, become bound by the terms of EEGC’s charter documents and the Nevada statutes governing corporations.

Section 4.13.1 of the Bidder’s Statement compares the terms of EEGC’s charter documents and the Nevada statutes governing corporations on the one hand and the terms of GSLM’s constitution and the Corporations Act on the other.  The Independent Directors are satisfied that these terms, insofar as GSLM Shareholders and EEGC shareholders are concerned, are substantially the same.

(e)

No other offers

Other than the Offer, the Independent Directors are not aware of any takeover offer for GSLM at the date of this Target’s Statement nor has any approach been received by the Independent Directors in relation to a possible competing offer to the Offer.

(f)

Advances by EEGC to GSLM

EEGC has advanced A$579,448.27 to GSLM interest free.  If the merger proceeds, EEGC has indicated it does not intend to require repayment of the advances.  If the merger does not proceed, the advances will become due and payable by GSLM.

If the merger does not proceed and the advances become due and payable, the procuring of the necessary funds by GSLM to make the repayment may not be easy.

(g)

Possibility of decrease in GSLM Share Price

If a GSLM Shareholder does not accept the Offer and EEGC does not become entitled to compulsorily acquire all the GSLM Shares in respect of which it has not received an acceptance of the Offer, in the opinion of the Independent Directors, the price of GSLM Shares (assuming a sale is able to be consummated) could fall below the assessed value of the GSLM Shares.

2.3

Intentions of Directors

All Directors have accepted the Offer in respect of GSLM Shares which they control.

OTHER MATTERS FOR GSLM SHAREHOLDERS TO CONSIDER

3.1

Percentage Shareholding

Under the Letter of Intent referred to elsewhere in this Target’s Statement and described in section 2.3 of the Bidder’s Statement (Letter of Intent), it was contemplated that, on completion of the proposed merger and assuming EEGC acquired all the GSLM Shares, GSLM Shareholders would hold 95% of the stock of EEGC (with the remaining 5% held by the then EEGC shareholders).  These percentages were based on the GSLM shareholding and EEGC shareholding at the time the Letter of Intent was entered into (i.e.  9 July 2002).

A significant period of time has elapsed since then and there have been increases in the shareholdings of both GSLM and EEGC consequent on the issue of shares in both companies.  In addition, there will be further increases because certain shares of EEGC are to be issued to associated parties of EEGC if the proposed merger is successful.  This is explained in section 4.5 of the Bidder’s Statement.

The effect of these increases and further increases is that if:

(a)

all GSLM Shareholders accept the Offer (i.e.  100% acceptance), former GSLM Shareholders will hold approximately 84% of the stock of EEGC;

(b)

GSLM Shareholders holding more than 50% of GSLM’s share capital accept the Offer, former GSLM Shareholders will hold approximately 73% of the stock of EEGC,

as calculated at the date of the Bidder’s Statement.

However, the Bidder’s Statement refers to certain securities that are convertible or exercisable into EEGC shares, namely:

(c)

HEM debentures referred to in section 3.5.1 of the Bidder’s Statement;

(d)

Options and warrants described in sections 4.2 and 4.3 respectively of the Bidder’s Statement;

(e)

450,000 GSLM options described in section 6.2 of the Bidder’s Statement and in section 3.3 below.

The Bidder’s Statement also refers to EEGC shares which may be issued under the Investment Agreement referred to in section 4.4 of the Bidder’s Statement.

These securities have not been included in the calculation of the 84% above.  If all of these securities are converted, exercised or issued, GSLM has calculated that if:

(f)

all GSLM Shareholders accept the Offer (i.e.  100% acceptance), former GSLM Shareholders will hold approximately 76% of the stock of EEGC;

(g)

GSLM Shareholders holding more than 50% of GSLM’s share capital accept the Offer, former GSLM Shareholders will hold approximately 61% of the stock of EEGC.

It should be noted that:

(h)

the 9,000,000 GSLM conditional options described in section 6.2 of the Bidder’s Statement and in section 3.3 below, have not been included in any of the above calculations, as these options are conditional and may not be issued - if these options are issued and exercised, the percentages will be reduced;

(i)

one of the HEM debentures is convertible at either the lower of US$1.30 or the average of the 3 lowest closing per share bid prices for EEGC stock during the 40 trading days prior to conversion, as described in section 3.5.1 of the Bidder’s Statement.  PKF Corporate’s Report indicates that, since July 2003, the lowest EEGC share price on the OTCBB was US$0.21, in January 2005.  GSLM has used US$0.21 as the average price for the purpose of calculating the EEGC shares resultant on conversion under this HEM debenture.

The Independent Directors, in making their recommendations to you in section 2 above to accept the Offer, in the absence of a higher offer, have considered the following:

(j)

if the securities referred to above in sections 3.1(c), 3.1(d) and 3.1(e) above are not converted or exercised; the conditional options are not issued or not exercised; and the shares under the Investment Agreement are not issued, there is unlikely to be a significant diminution in the rights of GSLM Shareholders who become EEGC shareholders consequent on the change in percentages; and

(k)

even if the securities and shares are converted, exercised or issued, former GSLM Shareholders will have majority ownership of EEGC; and

(l)

EEGC’s capital raisings which have resulted in an issue of shares in EEGC have been directed to the support of both EEGC and GSLM in anticipation of the proposed merger.  As at the date of this Target’s Statement, EEGC has advanced A$579,448.27 to GSLM.

The Independent Directors are therefore of the view that the change in the percentages from those contemplated under the Letter of Intent is justified.

3.2

Liabilities of EEGC

The Letter of Intent also contemplated that EEGC would have no assets or liabilities at the time of the proposed merger.  The assets and liabilities of EEGC as at 31 December 2004 are set out in the Financial Statements of EEGC for the period ended 31 December 2004, which statements are attached to the Bidder’s Statement.  In summary, as at 31 December 2004, EEGC had assets of approximately US$50,000 and liabilities of approximately US$925,000.

The Independent Directors are satisfied that the liabilities of EEGC were incurred in pursuance of the proposed merger which, as indicated in section 3.1 above, has taken longer than was anticipated.

3.3

GSLM Options

During the financial year ended 30 June 2004, GSLM issued 450,000 options to Directors and to certain other persons associated with GSLM (other than in their capacity as GSLM Shareholders).  The exercise price for these options is A$0.01 and the options are exercisable up to 31 December 2005.

During the same period, GSLM made offers to Directors and to certain other persons associated with GSLM (other than in their capacity as GSLM Shareholders) to be issued with additional options in GSLM.  The exercise price for these options is A$1.00 and they are exercisable for 3 years from the date of their issue.  The offers made to Directors and other persons associated with GSLM (other than in their capacity as GSLM Shareholders) are conditional offers.  The conditions are:

(a)

(the first condition) the successful completion of the merger with EEGC;

(b)

(the second condition) the extension of the licence over key areas of SEL 13/98; and

(c)

(the third condition) the securing of additional available funding of at least A$15 million before 30 September 2005.

These conditions are conditions precedent to the issue of the options.  This means that unless all the conditions are satisfied or waived (by GSLM), the options cannot be issued.  The board of GSLM does not propose to waive any of the outstanding conditions.  Accordingly, because the first condition and third condition have not, at the date of this Target’s Statement, been satisfied, these options have not been issued.

The Offer does not extend to GSLM Shares which would be issued on the exercise of any of these options.  However, all GSLM option holders and offerees of conditional options have agreed in writing with EEGC that:

(d)

they will not exercise any of their options during the Offer Period; and

(e)

if the proposed merger is completed, all GSLM options (including the conditional options) will be cancelled and GSLM option holders will be issued with options in EEGC, and if they are also offerees of the conditional options, be deemed to receive a conditional offer for options in EEGC, in both cases, for an equivalent number and on the same terms and conditions as the GSLM options and conditional options.

3.4

Tax Considerations

The tax implications for GSLM Shareholders who accept the Offer are dependent on a number of factors.  A general description of some of these implications for GSLM Shareholders accepting the Offer is set out in section 11 of the Bidder’s Statement.

You should read section 11 of the Bidder’s Statement carefully and consult your professional tax adviser before making any decision whether or not to accept the Offer.  In particular, you should consider the comments in section 11 of the Bidder’s Statement and in section 3.5(b) of this Target’s Statement in relation to the risk that capital gains tax roll-over relief may not be available to you if you accept the Offer.

3.5

Risk factors

GSLM Shareholders who accept the Offer will be subject to the following risks:

(a)

Market risks

The general market risks an investor faces in investing in shares, in particular that the price of EEGC Shares may rise or fall.  In particular, EEGC notes in its Bidder’s Statement that an investment in EEGC is a speculative investment and, to this end, a description of key general and specific risks relating to EEGC Shares are set out in section 10 of the Bidder’s Statement.  You should read these carefully.  You should note that the risk factors described in section 10.3 of the Bidder’s Statement are also associated with being a GSLM Shareholder.

(b)

Availability of capital gains tax rollover relief

The risk that capital gains tax rollover relief may not be available.  Your attention is drawn to the fact that capital gains tax rollover relief may only be available to some GSLM Shareholders (being GSLM Shareholders who are Australian residents for tax purposes) and, in any event, is only available to those GSLM Shareholders if EEGC acquires 80% or more of the GSLM Shares on issue.

The Offer is conditional on EEGC obtaining acceptances of the Offer from GSLM Shareholders having more than 50% of the issued capital of GSLM.  Accordingly, if EEGC does not acquire 80% or more of the GSLM Shares on issue, capital gains tax rollover relief will not be available to you even if you would otherwise qualify for capital gains tax rollover relief.

Special rules apply to GSLM Shareholders who are not Australian residents for tax purposes, which are described in section 11.2 of the Bidder’s Statement.

You should consult your professional tax adviser as to the effect of this risk on your particular circumstances.

3.6

Consequences of EEGC not acquiring 100% of GSLM Shares

If the level of acceptances of the Offer by GSLM Shareholders is insufficient to enable EEGC to acquire 100% of GSLM Shares on issue, there is likely to be even less liquidity in GSLM Shares as the GSLM Shares held by EEGC are unlikely to be traded.

ALTERNATIVES AVAILABLE TO GSLM SHAREHOLDERS

4.1

Accepting the Offer

If after having carefully considered the information contained in the Bidder’s Statement and this Target’s Statement you wish to accept the Offer, you should follow the instructions in section 13.6 of the Bidder’s Statement.

If you accept the Offer, subject to EEGC not withdrawing the Offer in accordance with section 652B of the Corporations Act and the satisfaction of the conditions referred to in section 1.3 above, you should receive the consideration for your GSLM Shares within the time period set out in section 1.7 above.

4.2

Taking no action

GSLM Shareholders who do not wish to accept the Offer should take no action.  However, in this case, if EEGC becomes entitled to compulsorily acquire your shares, as referred to in section 1.8 above, it is the intention of EEGC to do so, in which case you will receive the consideration for your GSLM Shares later than other GSLM Shareholders who accept the Offer.

ADDITIONAL INFORMATION

5.1

Directors

The Directors of GSLM at the date of this Target’s Statement are:

Malcolm Roy Bendall

Non-Executive Chairman

David Andrew Tanner

Executive Director

Clive Francis Burrett

Executive Director

Stephen Powell

Non-Executive Director

Phillip Bradley Simpson

Non-Executive Director

Richard James Watson

Non-Executive Director

5.2

Relevant interests in securities on issue in GSLM held by the Directors

The only securities which GSLM has on issue at the date of this Target’s Statement and has had on issue in the 4 months preceding the date of this Target’s Statement are GSLM Shares and the options referred to in section 3.3 above.

At the date of this Target’s Statement, the Directors have relevant interests in GSLM’s securities as follows:

Name of Director	GSLM Shares	A$0.01 Options	A$1.00 Options*
Malcolm Bendall	7,739,434	50,000	6,000,000
David Tanner	1,455,296	50,000	400,000
Clive Burrett	565,632	50,000	600,000
Stephen Powell	1,472,400	50,000	400,000
Phillip Simpson	2,495,679	50,000	400,000
Richard Watson	403,200	50,000	400,000

*These options have not been issued but may be if certain conditions described in section 3.3 above are satisfied.

5.3

Relevant interest in securities on issue in EEGC held by the Directors

At the date of this Target’s Statement, no Directors have a relevant interest in EEGC’s securities.

5.4

Directors’ dealings in EEGC securities

In the four months preceding the date of the Bidder’s Statement neither GSLM nor any Director has acquired or disposed of a relevant interest in any securities issued by EEGC.

5.5

Benefits from GSLM

As a result of the Offer, no benefit (other than a benefit which can be given without shareholder approval under the Corporations Act) has been or will be given by GSLM to any person (including a Director) in connection with the retirement of the person from a board or managerial office of GSLM or a related body corporate of GSLM

5.6

Benefits from EEGC

With the exception of benefits which Directors may receive in their capacity as holders of GSLM Shares as a consequence of their acceptance of the Offer, no Director has agreed to receive or is entitled to receive any benefit from EEGC in connection with or conditional upon the outcome of the Offer.

5.7

Agreements with Directors

Other than as disclosed in this Target’s Statement, there is no agreement which has been made between any Director and any other person in connection with or which is conditional on the outcome of the Offer.

5.8

Interests of Directors in contracts involving EEGC

Malcolm Bendall is a director of EEGC and received US$59,000 for services provided to EEGC in 2004.

5.9

No other material information

This Target’s Statement is required to include all information that GSLM Shareholders and their professional advisers would reasonably require to make an informed assessment of whether to accept the Offer, however:

(a)

only to the extent to which it is reasonable for investors and their professional advisers to expect to find the information in this Target’s Statement; and

(b)

only if the information is known to any of the Directors.

The Directors are of the opinion that the information that GSLM Shareholders and their professional advisers would reasonably require to make an informed assessment of whether to accept the Offer is:

(c)

the information contained in the Bidder’s Statement;

(d)

the information contained in this Target’s Statement (including the independent expert’s report contained in Annexure B and the annexure thereto).

The Directors have assumed, for the purposes of preparing this Target’s Statement, that the information in the Bidder’s Statement is correct.  However, in making that assumption, the Directors in their capacity as directors of GSLM do not take any responsibility for the contents of the Bidder’s Statement nor do they endorse the statements made in it.

In deciding what information should be included in this Target’s Statement, the Directors have had regard to:

(e)

the nature of the GSLM Shares;

(f)

the matters that GSLM Shareholders may reasonably be expected to know;

(g)

the fact that certain matters may reasonably be expected to be known to the professional advisers of GSLM Shareholders; and

(h)

the time available to GSLM to prepare this Target’s Statement.

5.10

Consents

PKF Corporate has consented to the inclusion of its Report, accompanying this Target’s Statement, in the form and context in which it appears and PKF Corporate has not withdrawn its consent before this Target’s Statement was lodged with ASIC.

Anderson & Schwab Australia Limited (A&S) has consented to the inclusion of its report, accompanying this Target’s Statement, in the form and context in which it appears and A&S has not withdrawn its consent before this Target’s Statement was lodged with ASIC.

5.11

Copies of documents

This Target’s Statement contains statements which are made or based on statements made in documents lodged with ASIC.  Pursuant to ASIC Class Order 01/1543, the consent of the relevant person is not required for the inclusion of such statements in this Target’s Statement.

Any GSLM Shareholder requiring a copy of any of those documents may obtain a copy of them free of charge during the Offer Period by contacting the shareholder information line (+613 6234 5908) between 9:00 am-5:00 pm (Hobart time) on business days.  In accordance with the requirements of the Corporations Act, all calls to the shareholder information line will be recorded.

DEFINITIONS AND INTERPRETATION

6.1

Definitions

In this Target’s Statement, unless the context otherwise requires, the following words and phrases have the following meanings:

AEST means Australian Eastern Standard Time.

ASIC means Australian Securities and Investments Commission.

Bidder’s Statement means the bidder’s statement dated 4 March 2005 by EEGC under Part 6.5 of the Corporations Act in connection with the offer by EEGC to acquire all GSLM Shares on issue.

Corporations Act means the Corporations Act 2001 (Cth).

Directors means the directors of GSLM at the date of this Target’s Statement and Director means any one of them.

EEGC means Empire Energy Corporation International, a Nevada corporation having its registered office at Suite 260, 1011 King Street, Overland Park, KS, 66210, United States of America.

EEGC Shares means EEGC Shares to be issued under the terms of the Offer being “Class A Common Stock” of US$.001 par value.

GSLM means Great South Land Minerals Ltd.  ACN 068 650 386 which has its registered office at Level 3, 65 Murray Street, Hobart, Tasmania 7000.

GSLM Share means an ordinary share in the capital of GSLM on issue at 9:00 am on 4 March 2005 (AEST).

GSLM Shareholder means a holder of a GSLM Share.

Independent Directors means David Andrew Tanner, Clive Francis Burrett, Stephen Powell, Phillip Bradley Simpson and Richard James Watson.

Offer means the offer made by EEGC for all GSLM Shares on issue as set out in the Bidder’s Statement.

Offer Period means the period from 4 March 2005 to 5:00 pm on 7 April 2005 (Salt Lake City, USA time) which is equivalent to the period from 4 March 2005 to 12:00 pm on 8 April 2005 (AEST), unless the Offer is extended or withdrawn in accordance with section 652B of the Corporations Act.

OTCBB means the Over the Counter Bulletin Board in the United States.

PKF Corporate means PKF Corporate Advisory Services (Vic) Pty Ltd, the independent expert.

Report means the Independent Expert’s Report prepared by PKF Corporate, a copy of which is Annexure B.

Target’s Statement means this target’s statement prepared by GSLM under Part 6.5 of the Corporations Act in response to the Bidder’s Statement and Offer.

6.2

Interpretation

Unless otherwise required by the context, where words and phrases have a defined meaning in the Corporations Act, those words and phrases have the same meaning when used in this Target’s Statement and:

(a)

references to sections and annexures are to sections of and annexures to this Target’s Statement;

(b)

words importing one gender include the other genders;

(c)

the singular includes the plural and vice versa;

(d)

a reference to a person includes a reference to a corporation, trust or other entity and vice versa;

(e)

a reference to any legislation or to any provision of any legislation includes any modification or re-enactment of, or any legislative provisions substituted for, and all legislation and statutory instruments issued under, such legislation or provision;

(f)

a reference to “A$” is to the currency of the Commonwealth of Australia and a reference to “US$” is to the currency of the United States of America;

(g)

the word “include” and “including” and cognate words and phrases are to be construed without limitation; and

(h)

headings are for ease of reference only and do not affect the interpretation of this Target’s Statement.

7

AUTHORISATION

This Target’s Statement was approved by a resolution passed by the directors of GSLM on 10 March 2005.

Signed for and on behalf of GSLM on 11 March 2005:

David A. Tanner, Director

ANNEXURES

Section

Title

Page

Annexure A

Additional Information

Annexure B

Independent Expert’s Report

Annexure A - Additional Information

The following is intended to assist GSLM Shareholders and is in summary form only.  It is qualified by and is to be read subject to the detailed information set out in the Bidder’s Statement.

HEM ARRANGEMENTS

On 20 May 2004, Bob Owen & Company, Inc (BOCI) entered into a Convertible Debenture Purchase Agreement with HEM Mutual Assurance LLC (a Minnesota company) (HEM) (HEM Agreement).  Under the HEM Agreement, BOCI sold and issued three convertible debentures to HEM in the aggregate principal amount of US$1,000,000 (Debentures).  The Debentures are for US$485,000 (First Debenture); US$15,000 (Second Debenture); and for US$500,000 (Third Debenture).

On 20 May 2004, EEGC merged with BOCI.  As a result of the merger, EEGC assumed the rights and obligations of BOCI under the HEM Agreement.

EEGC has received US$500,000 against the First Debenture and Second Debenture.  EEGC has received a promissory note for US$500,000 against the Third Debenture (Note).  As at the date of the Bidder’s Statement, the Note had not been called on.

The key terms and conditions of each of the Debentures are summarised below.  GSLM Shareholders should have particular regard to the various conversion mechanisms built into the Debentures, and the possible dilution effects on GSLM Shareholders who accept the Offer.  These are described in section 10.2.1 of the Bidder’s Statement.

First Debenture and Second Debenture

The aggregate principal amount of US$485,000 and US$15,000 is repayable on or prior to 19 May 2009, and bears interest calculated daily at the rate of 1.5% per annum and is repayable in cash or common stock, at the option of HEM.

Subject to certain limitations, HEM may convert all or part of the unpaid principal, at any time, in accordance with a conversion formula.

Third Debenture

The Third Debenture does not accrue interest, is not convertible and is not subject to repayment by EEGC unless and until:

•

HEM elects that the Note is to become due and payable;

•

a sufficient number of EEGC common stock is held in escrow to cover at least 200% of the EEGC common stock that would be needed to satisfy full conversion of all the unconverted Debentures; and

•

the Note is paid in full by HEM.

Subject to the above conditions being satisfied:

•

the aggregate principal amount of US$500,000 is repayable on the same date and on the same general terms and conditions as the First Debenture and Second Debenture; and

•

subject to certain limitations, HEM may convert all or part of the unpaid principal, at any time, in accordance with a different conversion formula.

Offer terms relevant to the Debentures

Limitations on Conversion

The aggregate maximum number of EEGC common stock that the Debentures may be converted into is 1,650,000 EEGC Shares (Maximum Conversion).  If any conversion of the Debentures, in whole or in part, would exceed the Maximum Conversion, then EEGC, at its option, is to either:

•

increase the Maximum Conversion; or

•

redeem the unconverted amount of the Debentures in whole or in part at 125% plus interest accrued thereon.

Conversion Price

The conversion price (which forms part of the conversion formulae referred to above) is subject to certain adjustment events including the conversion of stock into a larger or smaller number.  If the conversion price is not adjusted on the happening of an adjustment event, HEM has the right to require EEGC to redeem the Debentures at 140% of the aggregate principal amount of the Debentures.

Events of Default

If at any time after the Debentures are issued an event of default (as defined) occurs and is not remedied, interest accrues at the rate of 15% per annum from the date of the event of default.  If the event of default is not cured within the requisite period, HEM may, by notice to EEGC, accelerate payments due under the Debentures.  HEM may also convert the remaining principal amount of the Debentures and accrued interest thereon at the relevant conversion price.

Future Financing

!f at any time the Debentures arc outstanding, EEGC receives funds equal to or exceeding US$5,000,000 in a single or a series of related transactions, EEGC is required to redeem the Debentures for an amount equal to 150% of the then outstanding amount.

Suspension of Trading in EEGC Shares

If trading in EEGC Shares is suspended (and not reinstated within 10 trading days) or the EEGC Shares are de-listed from the OTCBB (and not reinstated within 10 trading days), then, at the option of HEM (to be exercised by serving a Redemption Notice), EEGC is to redeem all of the Debentures and any EEGC Shares converted and held by HEM within 7 trading days at an aggregate purchase price equal to the sum of:

•

the aggregate market value of the EEGC Shares held by HEM; plus

•

the value of the unconverted Debentures; plus

•

interest accruing on the above amounts at a rate of 15% per annum accruing from the 7th trading day after the date of the Redemption Notice,

less the amount of the Note if not then paid by HEM.

  Liquidated Damages

If EEGC breaches certain clauses of the HEM Agreement or commits and fails to cure an event of default, EEGC is to pay HEM liquidated damages of an amount equal to 3 times the aggregate principal amount of the Debentures.